UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

TriCo Bancshares
 (Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, TriCo Bancshares (the “Company”) and Richard P. Smith, the Company’s president and chief executive officer, agreed to rescind, as to 39,000 shares, the option to purchase common stock granted to him on May 25, 2010. The option as to these shares was granted in error. As a result of the rescission, the option now represents the right to acquire 61,000 shares of the Company’s common stock at the original exercise price of $17.54 per share. The option vests over a period of five years, with one fifth vesting on the first anniversary of the date of grant and the remaining portion vesting ratably on an annual basis over the following four years, subject to Mr. Smith’s continuing service to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter agreement regarding partial rescission of option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010

TRICO BANCSHARES
(Registrant)

By:  /s/Thomas J. Reddish
Thomas J. Reddish
Executive Vice President
Chief Financial Officer